Exhibit 13.1

CERTIFICATION
Pursuant to 18 United States Code Section 1350,
As adopted pursuant to Section 906 of the
Sarbanes-Oxley Act of 2002

The undersigned hereby certifies that, to such officer’s knowledge, the Annual Report on Form 20-F for the period ended December 31, 2003 of Net Serviços de Comunicação S.A. (the “Company”) filed with the Securities and Exchange Commission on the date hereof fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such annual report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Francisco Tosta Valim Filho

Name: Francisco Tosta Valim Filho
Title: Chief Executive Officer
Date: June 30, 2004